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                                                                   EXHIBIT 10.71

                   DEED OF TRUST WITH CARDINAL PARAGON, INC.
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Texas Real Estate Forms 15-1                                     Deed of Trust


                                 Deed of Trust

                                     Terms

Date:     December 21, 2000

Grantor:  WELLS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

Grantor's Mailing Address:    c/o Wells Capital, Inc.
                              Attn: Mary Anna Raburn
                              6200 The Corners Parkway, Suite 250
                              Norcross, Gwinnett County, Georgia 30092

Trustee: REPUBLIC TITLE INSURANCE COMPANY, a Texas corporation

Trustee's Mailing Address:    2626 Howell, 10/th/ Floor
                              Dallas, Dallas County, Texas 75204

Lender:                       CARDINAL PARAGON, INC., a Texas corporation

Lender's Mailing Address:     Attn: Mr. Gil J. Besing
                              8411 Preston Road, Suite 850
                              Dallas, Dallas County, Texas 75225

Note

     Date:     Dated as of the date hereof

     Original principal amount:     Three Million Dollars ($3,000,000.00)

     Borrower: WELLS OPERATING PARTNERSHIP, L.P.

     Lender:   CARDINAL PARAGON, INC.

     Maturity date: The earlier to occur of (i) the satisfaction in full of the obligations secured by the Prior Lien (as hereinafter defined), or (ii) the date that is six (6) months subsequent to the date hereof

Property (including any improvements):

          (a) all that tract or parcel of land (the "Land") located in Houston, Harris County, Texas, being more particularly described on Exhibit A
                                                                ---------
     hereto; and
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Texas Real Estate Forms 15-1                                     Deed of Trust

            (b) all rights, privileges, and easements appurtenant to the Land, including any water rights, mineral rights, reversions, or other appurtenances to said Land, if any, and all right, title, and interest of Grantor, if any, in and to any land lying in the bed of any street, road, alley, or right-of-way, open or proposed, adjacent to or abutting the Land; and

            (c) all buildings, structures, and improvements situated on the Land, and other amenities located on the Land, and all apparatus, built-in appliances, equipment, pumps, machinery, plumbing, heating, air conditioning, electrical and other fixtures located on the Land and not owned by tenants of the building (all of which, but exclusive of property owned by tenants of the building, are herein collectively referred to as the "Improvements"); and

            (d) all personal property, if any, of Grantor and located on or to be located on or in, or used in connection with, the Land and Improvements ("Personal Property"); and

            (e) all of Grantor's right, title, and interest, as landlord or lessor, in and to all leases that affect the Land and Improvements; and

            (f) all of Grantor's right, title, and interest in and to any intangible property relating to and reasonably required for the ownership and operation of the Property, including, without limitation, building plans and specifications with respect to the Improvements, licenses and entitlements (e.g. certificates of occupancy), soil reports, surveys, warranties, guarantees, utility contracts, permits and any other rights acquired by Grantor and related to the ownership of or use and operation of the Land, Personal Property, or Improvements, if any (herein, the "Intangible Property").

Prior Lien: Deed of Trust dated as of the date hereof by Grantor for the benefit of Guaranty Federal Bank, F.S.B., 8333 Douglas Avenue, Dallas, Dallas County, Texas 75225, Attention: John Fainter, recorded in the Office of the Harris County Clerk, Texas, immediately prior to the recording of this deed of trust, which Deed of Trust for the benefit of Guaranty Federal Bank, F.S.B. secures the original principal sum of Thirty-Five Million, Nine Hundred Thousand and 00/100 Dollars ($35,900,000.00)

Other Exceptions to Conveyance and Warranty: See list of Other Exceptions to Conveyance and Warranty set forth on Exhibit B attached hereto and made a part
                                     ---------
hereof

For value received and to secure payment of the Note, Grantor conveys the Property to Trustee in trust. Grantor warrants and agrees to defend the title to the Property, subject to the Prior Lien and the Other Exceptions to Conveyance and Warranty. On payment of the Note and all other amounts secured by this deed of trust, this deed of trust will have no further effect, and Lender will release it at Grantor's expense.

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Texas Real Estate Forms 15-1                                     Deed of Trust

Clauses and Covenants

A.   Grantor's Obligations

Grantor agrees to--

1.   keep the Property in good repair and condition;

2.   pay all taxes and assessments on the Property before delinquency;

3. defend title to the Property subject to the Prior Lien and the Other Exceptions to Conveyance and Warranty and preserve the lien's priority as it is established in this deed of trust;

4. maintain or cause to be maintained, in a form acceptable to Lender, but subject to the rights of the holder of the Prior Lien, an insurance policy that--

     a. covers all improvements for their full insurable value as determined when the policy is issued and renewed, unless Lender approves a smaller amount in writing;

     b.   contains an 80 percent coinsurance clause;

     c.   provides fire and extended coverage, including windstorm coverage;

     d.   protects Lender with a standard mortgage clause;

     e. provides flood insurance at any time the Property is in a flood hazard area; and

     f.   contains such other coverage as Lender may reasonably require;

5. comply at all times with the requirements of the 80 percent coinsurance clause;

6. deliver to Lender the certificate of insurance with respect to the insurance policy that Grantor is required to maintain hereunder no later than on the date of the deed of trust and deliver renewals to Lender at least fifteen days before expiration;

7. obey all laws, ordinances, and restrictive covenants applicable to the Property;

8.   keep any buildings occupied as required by the insurance policy; and

9. pay or cause to be paid the Prior Lien notes and abide by or cause to be abided by all Prior Lien instruments.


B.   Lender's Rights

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Texas Real Estate Forms 15-1                                     Deed of Trust

1. Lender may appoint in writing a substitute trustee, succeeding to all rights and responsibilities of Trustee.

2. If the proceeds of the Note are used to pay any debt secured by prior liens, Lender is subrogated to all the rights and liens of the holders of any debt so paid.

3. If the holder of the Prior Lien applies any proceeds it receives under the insurance policy to repair or replace damaged or destroyed improvements covered by the policy, Lender shall do the same with any proceeds it receives under the insurance policy. Otherwise, but subject to the rights of the holder of the Prior Lien, Lender may apply any proceeds received under the insurance policy either to reduce the Note or to repair or replace damaged or destroyed improvements covered by the policy. If the Property is Grantor's primary residence and Lender reasonably determines that repairs to the improvements are economically feasible, Lender will make the insurance proceeds available to Grantor for repairs.

4. Notwithstanding note terms to the contrary, and unless applicable law prohibits, all payments received by Lender from Grantor under the Note or this deed of trust may, at Lender's discretion, be applied first to amounts payable under this deed of trust and then to amounts due and payable to Lender under the Note, to be applied to late charges, principal, or interest in the order Lender in its discretion determines.

5. If Grantor fails to perform any of Grantor's obligations, Lender may, subject to the rights of the holder of the Prior Lien, perform those obligations and be reimbursed by Grantor on demand for any amounts so paid, including attorney's fees, plus interest on those amounts from the dates of payment at the rate stated in the Note for matured, unpaid amounts. The amount to be reimbursed will be secured by this deed of trust.

6. If there is a default on the Note after a grace period of five (5) days to cure such default, or if Grantor fails to perform any of Grantor's obligations after a grace period of ten (10) days to cure such default, except with respect to uncured defaults under the Prior Lien and defaults with respect to Grantor's obligation maintain, or cause to be maintained, an insurance policy as required hereunder, for which no cure period is allowed, and the default continues after any required notice of the default and the time allowed to cure, Lender may--

     a. declare the unpaid principal balance and earned interest on the Note immediately due;

     b. direct Trustee to foreclose this lien, in which case Lender or Lender's agent will cause notice of the foreclosure sale to be given as provided by the Texas Property Code as then in effect; and

     c. purchase the Property at any foreclosure sale by offering the highest bid and then have the bid credited on the Note.

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Texas Real Estate Forms 15-1                                     Deed of Trust

7. Lender may, subject to the rights of the holder of the Prior Lien, remedy any default without waiving it and may waive any default without waiving any prior or subsequent default.

8. This deed of trust, and the lien of this deed of trust, are subject and subordinate in all respects to the Prior Lien regardless of the order in which the Prior Lien and this deed of trust are recorded.

C.   Trustee's Rights and Duties

If directed by Lender to foreclose this lien, Trustee will--

1. either personally or by agent give notice of the foreclosure sale as required by the Texas Property Code as then in effect;

2. sell and convey all or part of the Property "AS IS" to the highest bidder for cash with a general warranty binding Grantor, subject to the Prior Lien and to the Other Exceptions to Conveyance and Warranty and without representation or warranty, express or implied, by Trustee;

3.   from the proceeds of the sale, pay, in this order--

     a.   expenses of foreclosure, including a reasonable commission to Trustee;

     b. to Lender, the full amount of principal, interest, attorney's fees, and other charges due and unpaid;

     c.   any amounts required by law to be paid before payment to Grantor; and

     d.   to Grantor, any balance; and

4. be indemnified by Lender against all costs, expenses, and liabilities incurred by Trustee for acting in the execution or enforcement of the trust created by this deed of trust, which includes all court and other costs, including attorney's fees, incurred by Trustee in defense of any action or proceeding taken against Trustee in that capacity.

D.   General Provisions

1. If any of the Property is sold under this deed of trust, Grantor must immediately surrender possession, subject to the leases affecting the Property then in existence, to the purchaser. If Grantor fails to do so, Grantor will become a tenant at sufferance of the purchaser, subject to an action for forcible detainer.

2. Recitals in any trustee's deed conveying the Property will be presumed to be true.

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Texas Real Estate Forms 15-1                                     Deed of Trust

3. Proceeding under this deed of trust, filing suit for foreclosure, or pursuing any other remedy will not constitute an election of remedies.

4. This lien will remain superior to liens later created even if the time of payment of all or part of the Note is extended or part of the Property is released.

5. If any portion of the Note cannot be lawfully secured by this deed of trust, payments will be applied first to discharge that portion.

6. Subject to the rights of the holder of the Prior Lien, Grantor assigns to Lender all amounts payable to or received by Borrower from condemnation of all or part of the Property, from private sale in lieu of condemnation, and from damages caused by public works or construction on or near the Property. After deducting any expenses incurred, including attorney's fees and court and other costs, but subject to the rights of the holder of the Prior Lien, Lender will either release any remaining amounts to Grantor or apply such amounts to reduce the Note. Lender will not be liable for failure to collect or to exercise diligence in collecting any such amounts. Grantor will immediately give Lender notice of any actual or threatened proceedings for condemnation of all or part of the Property.

7. Subject to the rights of the holder of the Prior Lien, Grantor assigns to Lender absolutely, not only as collateral, all present and future rent and other income and receipts from the Property. Grantor warrants the validity and enforceability of the assignment. Subject to the rights of the holder of the Prior Lien, Grantor may as Lender's licensee collect rent and other income and receipts as long as Grantor is not in default under the Note or this deed of trust. Subject to the rights of the holder of the Prior Lien, Grantor will apply all rent and other income and receipts to payment of the Note and performance of this deed of trust, but if the rent and other income and receipts exceed the amount due under the Note and deed of trust, Grantor may retain the excess. If Grantor defaults in payment of the Note or performance of this deed of trust, Lender may terminate Grantor's license to collect rent and other income and, subject to the rights of the holder of the Prior Lien, then as Grantor's agent may rent the Property and collect all rent and other income and receipts. Lender neither has nor assumes any obligations as lessor or landlord with respect to any occupant of the Property. Subject to the rights of the holder of the Prior Lien, Lender may exercise Lender's rights and remedies under this paragraph without taking possession of the Property. Lender will apply all rent and other income and receipts collected under this paragraph first to expenses incurred in exercising Lender's rights and remedies and then to Grantor's obligations under the Note and this deed of trust in the order determined by Lender. Lender is not required to act under this paragraph, and acting under this paragraph does not waive any of Lender's other rights or remedies. If Grantor becomes a voluntary or involuntary debtor in bankruptcy, Lender's filing a proof of claim in bankruptcy will be deemed, subject to the rights of the holder of the Prior Lien, equivalent to the appointment of a receiver under Texas law.

8. Interest on the debt secured by this deed of trust will not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law. Any interest in excess of that maximum amount will be credited on the principal of the debt or, if

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Texas Real Estate Forms 15-1                                     Deed of Trust

that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess will be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides any conflicting provisions in this and all other instruments concerning the debt.

9. In no event may this deed of trust secure payment of any debt subject to chapters 342, 343, 345, or 346 of the Texas Finance Code or create a lien otherwise prohibited by law.

10.  When the context requires, singular nouns and pronouns include the plural.

11. The term Note includes all extensions and renewals of the Note and all amounts secured by this deed of trust.

12. This deed of trust binds, benefits, and may be enforced by the successors in interest of all parties.

13. If Grantor and Borrower are not the same person, the term Grantor includes Borrower.

14. Grantor and each surety, endorser, and guarantor of the Note waive all demand for payment, presentation for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, protest, and notice of protest, to the extent permitted by law.

15. Grantor agrees to pay reasonable attorney's fees, trustee's fees, and court and other costs of enforcing Lender's rights under this deed of trust if this deed of trust is placed in the hands of an attorney for enforcement.

16. If any provision of this deed of trust is determined to be invalid or unenforceable, the validity or enforceability of any other provision will not be affected.

17. Grantor represents that this deed of trust and the Note are given for the following purposes: as partial purchase money financing from Lender, as seller, to Grantor, as purchaser, for the purchase of the Property.


                           [Signature Page Follows]

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Texas Real Estate Forms 15-1                                     Deed of Trust

          IN WITNESS WHEREOF, the undersigned Grantor has executed this deed of trust as of the date first set forth above.

GRANTOR:

WELLS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:  WELLS REAL ESTATE INVESTMENT TRUST, Inc.,
     a Maryland corporation, its general partner

     By: /s/ Douglas P. Williams
         ----------------------------------------------
     Printed Name: Douglas P. Williams
     Title: Executive Vice President



STATE OF GEORGIA    )
                    )        s.s.:
COUNTY OF GWINNETT  )


          On the 19/th/ day of December, 2000, before me personally came Douglas
P. Williams, who, being personally known to me or satisfactorily proved to me to be such person, and being duly sworn by me, did depose and say that (s)he is the Executive VP of the Wells Real Estate Investment Trust, Inc., a Maryland corporation, which is a general partner of Wells Operating Partnership, L.P., a Delaware limited partnership, the partnership which executed the foregoing instrument; and that (s)he executed the foregoing instrument on behalf of such corporation, in its capacity of general partner of such limited partnership, as the act and deed of such limited partnership; and that (s)he was duly authorized to execute the foregoing instrument as set forth above.

                                        /s/ W. L. O'Callaghan
                                        -------------------------------------
                                        Name:
                                        Notary Public of the State of Georgia

                                        My commission expires _______________
                                                                         [STAMP]

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Texas Real Estate Forms 15-1                                     Deed of Trust

                                   EXHIBIT A
                                   ---------

                           LEGAL DESCRIPTION OF LAND

Reserve "I", in Block 6 of Partial Replat of Enclave, a subdivision in Harris County, Texas, according to the map or plat thereof recorded in Volume 328 Page 13 of the Map Records of Harris County, Texas.

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                                   EXHIBIT "B"

1. Restrictions recorded in Volume 328 Page 13 of the Map Records of Harris County, Texas. Restrictions filed for record under Clerk's File Nos. J 469311, M 463582 and P 007809, P684693, R369841 and T092402 of the Official
     Public Records of Real Property of Harris County, Texas.

2. An easement 10 feet wide along the most northerly west property line and the most southerly west property line, and an aerial easement 5 feet wide from a plane 20 feet above the ground upward located adjacent thereto, for the use of public utilities, as reflected by the plat recorded in Volume 328 Page 13 of the Map Records of Harris County, Texas.

3. An easement 10 feet wide along the most westerly south property line and an aerial easement 5 feet wide from a plane 20 feet above the ground upward located adjacent thereto, for the use of public utilities, as reflected by the plat recorded in Volume 328 Page 13 of the Map Records of Harris County, Texas.

4. Water line easement 10 feet wide at its widest point along a portion of the northerly property line beginning at its northwest corner and extending east approximately 150 feet, as shown on the plat recorded in Volume 328 Page 13 of the Map Records of Harris County, Texas.

5. An easement 5 feet wide along the east property line for sanitary sewer purposes as shown on the plat recorded in Volume 328 Page 13 of the Map Records of Harris County, Texas. Consent to encroachment of driveway and sidewalk into above easement as set out in instrument recorded under Harris County Clerk's File No. PO11968.

6. An additional unobstructed aerial easement 11 feet 6 inches wide, beginning at a plane of 16 feet above the ground and extending upward, located adjacent to and adjoining the 10 foot wide dedicated utility easement located along the west property lines and the most westerly south property line, granted to Houston Lighting & Power Company by instrument dated November 14, 1984, filed for record under Clerk's File No. J 853626 of the Official Public Records of Real Property of Harris County, Texas.

7. Location of guy wire outside utility easement as shown on survey prepared by Sander Engineering Corporation dated December 1992 and last revised December 17, 1992. This guy wire is also set our in deed filed for record under Clerk's File No. M 677551 of the Official Public Records of Real Property of Harris County, Texas.

8. Building set back line of 25 feet along the most southerly property line, as set out on plat of Enclave recorded in Volume 328 Page 13 of the Map Records of Harris County, Texas.
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9.   Building set back line of 10 feet along north and east property lines as set out on plat of Enclave recorded in Volume 328 Page 13 of the Map Records of Harris County, Texas.

10. Annual Maintenance Charge and Special Assessments payable to Enclave Environmental Association, Inc. as set forth in instrument filed for record under Clerk's File No. J 469311 of the Official Public Records of Real Property of Harris County, Texas, and additional secured by a vendor's lien as set forth therein.

11. A Houston Lighting and Power Company easement 10 feet in width, together with an unobstructed aerial easement located on both sides of and adjacent to the aforesaid easement, being 10 feet wide from a plane 16 feet above the ground upward and being more particularly set out and described in instrument recorded under Harris County Clerk's File No. P467137.

12. A Houston Lighting and Power Company easement, being 9 feet by 12 feet and 15 feet by 20 feet as set out in instrument recorded under Harris County clerk's file No. P467137.

13. Water meter easement 10 feet by 20 feet located in the most southerly southwest portion of subject property as set out in instrument recorded under Harris County Clerk's File No. P735630.

14. Visible and apparent easements and rights-of-way which may be evidenced by a current survey or disclosed by physical inspection of the property.
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Texas Real Estate Forms 15-1                                     Deed of Trust

                                   EXHIBIT B
                                   ---------


                  OTHER EXCEPTIONS TO CONVEYANCE AND WARRANTY

1. Lease dated July 20, 1998, by and between Enclave Parkway Realty, Inc., as landlord, and Sysco Corp.

2. Lease dated on or about date hereof by and between Grantor, as landlord, and Stone & Webster, Inc., as tenant.